SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

THIS SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS (“Settlement Agreement”) is made this _____ day of June 2016 (the “Execution Date”) by and between T2 PARTNERS MANAGEMENT, LP, T2 ACCREDITED FUND, LP, T2 QUALIFIED FUND, LP, TILSON OFFSHORE FUND, LTD., T2 PARTNERS MANAGEMENT I, LLC, T2 PARTNERS MANAGEMENT GROUP, LLC, JMG CAPITAL MANAGEMENT, LLC, PACIFIC CAPITAL MANAGEMENT, LLC, WHITNEY TILSON AND JONATHAN GLASER  (“T2 Plaintiffs”) and Margaret Cotter, Ellen Cotter, Guy Adams, Edward Kane, Douglas McEachern, William Gould, Judy Codding, Michael Wrotniak, Craig Tompkins and READING INTERNATIONAL, INC. (“Reading” or the “Company”) (collectively “Defendants”).  T2 Plaintiffs and Defendants are collectively referred to as the “Parties” and each as a “Party.”

This Settlement Agreement is subject to Court approval as set forth in the Notice of Pendency and Settlement of Action which is attached hereto as Exhibit A.

RECITALS

WHEREAS, on June 12, 2015, Reading’s Board of Directors terminated James J. Cotter, Jr. as the President and Chief Executive Officer of Reading.

WHEREAS, that same day, Mr. Cotter, Jr. filed a lawsuit, styled as both an individual and a derivative action, and titled “James J. Cotter, Jr., individually and derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.” against the Company, Ellen Cotter, Margaret Cotter, Guy Adams, William Gould, Edward Kane, Douglas McEachern, and Timothy Storey in the Eighth Judicial District Court of the State of Nevada (the “James Cotter, Jr. Action”).

WHEREAS, on August 6, 2015, the Company received notice that a Motion to Intervene in the James Cotter, Jr. Action and a proposed derivative complaint had been filed by the T2 Plaintiffs in the Eighth Judicial District Court.  On August 11, 2015, the Court granted the motion of the T2 Plaintiffs, allowing these plaintiffs to file their complaint (the “T2 Complaint”).

WHEREAS, on September 9, 2015, certain of the Individual Defendants filed a Motion to Dismiss the T2 Complaint.  The Company joined this Motion to Dismiss on September 14, 2015.  The hearing on this Motion to Dismiss was vacated as the T2 Plaintiffs voluntarily withdrew the T2 Complaint, with the parties agreeing that T2 Plaintiffs would have leave to amend the T2 Complaint.

WHEREAS, on February 12, 2016, the T2 Plaintiffs filed an amended complaint (the “Amended T2 Complaint”).  The T2 Plaintiffs purported to bring a derivative action on behalf of Reading and its stockholders, and alleged in their Amended T2 Complaint various violations of fiduciary duty, abuse of control, gross mismanagement and corporate waste by the defendants (the “T2 Action”).  More specifically the Amended T2 Complaint sought the reinstatement of James J. Cotter, Jr. as President and Chief Executive Officer and certain monetary damages, as well as equitable injunctive relief, attorney fees, and costs of suit.  The defendants in the T2 Action are the same as named in the James Cotter, Jr. Action as well as Director Judy Codding,

Director Michael Wrotniak, and Company legal counsel, Craig Tompkins (collectively and without differentiation, the “Individual Defendants” and each an “Individual Defendant”).  The Amended T2 Complaint deleted its request for an order disbanding Reading’s Executive Committee and for an order “collapsing the Class A and B stock structure into a single class of voting stock.”   The Amended T2 Complaint added a request for an order setting aside the election results from the 2015 Annual Meeting of Stockholders, based on an allegation that Ellen Cotter and Margaret Cotter were not entitled to vote the shares of Class B Common Stock held of record by the Estate of James Cotter, Sr. and the Living Trust established by James Cotter, Sr.

WHEREAS, in connection with the litigation, James Cotter, Jr. and the T2 Plaintiffs conducted extensive discovery on these matters, which included depositions of Guy Adams, Margaret Cotter, Ellen Cotter, William Gould, Edward Kane, Douglas McEachern, Timothy Storey, and James Cotter, Jr.  In response to discovery requests, Reading produced over 13,900 documents, and the Individual Defendants produced over 7,900 documents.

WHEREAS, in connection with efforts to settle this matter, the Parties engaged in extensive discussions.

WHEREAS, the Parties wish to settle all claims relating to the subject matter of the T2 Action, whether asserted or unasserted.

WHEREAS, all Parties recognize the time and expense that would be incurred by further litigation and the uncertainties and risks inherent in such litigation and have concluded that the interests of the Parties, including the stockholders or Reading, would be best served by a settlement of the T2 Action on the terms reflected herein.

NOW THEREFORE, in consideration of the mutual releases, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS

1. Incorporation of Recitals

The foregoing recitals are incorporated into this Settlement Agreement as if fully set forth herein.

2. Consideration

As consideration for the Settlement and dismissal with prejudice of the T2 Action, the Parties have mutually agreed upon the terms of a press release discussing the reasons for the Settlement and further agree, as set forth hereinbelow, not to disparage each other in connection with the T2 Action.

3. Reasons for Settlement
a. The T2 Plaintiffs brought derivative claims with the intention of ensuring that the interests of all Reading stockholders were being appropriately protected. In connection with the 2 litigation, the T2 Plaintiffs conducted extensive discovery on the matters alleged in the T2 and Jim Cotter, Jr. Complaints, discovery that included depositions of Guy Adams, Margaret Cotter, Ellen Cotter, William Gould, Edward Kane, Douglas McEachern, Timothy Storey, and James Cotter, Jr.  Following their efforts on behalf of the stockholders, the T2 Plaintiffs have concluded that continuing with their derivative stockholder litigation would provide no further benefit to Reading’s stockholders, including the T2 Plaintiffs.

The T2 Plaintiffs believe that the Settlement provides substantial and immediate benefits for Reading and its current stockholders.   In addition to these substantial benefits, T2 Plaintiffs and their counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the T2 Action; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the T2 Action; (iv) the desirability of permitting the settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the T2 Action against the Defendants through trial and appeals; (vi)  the T2 Plaintiffs’ confidence in the Reading Board of Directors and its management after conducting extensive discovery and (vii) the conclusion of the T2 Plaintiffs and their counsel that the terms and conditions of the Settlement Agreement are fair, reasonable, and adequate, and that it is in the best interests of Reading and its current stockholders to settle the T2 Action on the terms set forth herein.  Based on T2 Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, T2 Plaintiffs’ Counsel believes that the settlement set forth in this Settlement Agreement is fair, reasonable, and adequate, and confers substantial benefits upon Reading and its current stockholders.  Based upon T2 Plaintiffs’  Counsel’s evaluation as well as T2 Plaintiffs’ own evaluation, T2 Plaintiffs have determined that the settlement is in the best interests of Reading and its current stockholders and has agreed to settle the T2 Action upon the terms and subject to the conditions set forth in the Settlement Agreement and summarized herein.     T2 Plaintiffs believe that Defendants will continue to act in good faith to use best practices with regard to board governance, protection of stockholder rights, and maximizing value for all its stockholders, which actions shall include  (i) providing to the Compensation Committee's independent compensation consultant the names of certain companies previously suggested by the T2 Plaintiffs as possible market comparables for consideration in 2017 and (ii) the Company anticipates continuing to hold regular corporate earnings conference calls and to continue to engage with investors around earnings.  Further Management has informed T2 that incident to the financing of pre-development activities at the site, it anticipates refinancing the existing loan between Reading and Sutton Hill Properties, LLC.

b. The Defendants deny any and all allegations of wrongdoing, liability, violations of law or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged in the T2 Action, and maintain that their conduct was at all times proper, in the best interests of Reading and its stockholders, and in compliance with applicable law.  The Defendants further deny any breach of fiduciary duties or aiding and abetting any breach of such a fiduciary duty.  The Defendants also deny that Reading or its stockholders were harmed by any conduct of the Defendants alleged in the T2 Action or that could have been alleged therein.  Each of the Defendants asserts that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Reading and all of its stockholders.

c. Defendants, however, recognize the uncertainty and the risk inherent in any litigation, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend this proceeding through the conclusion of trial, post-trial motions, and appeals.  In particular, Defendants are cognizant of the burdens this litigation is imposing on Reading and its management, and the impact that continued litigation will have on management’s ability to continue focusing on the creation of stockholder value.  Defendants wish to eliminate the uncertainty, risk, burden and expense of further litigation, and to permit the operation of Reading without further distraction and diversion of its directors and executive personnel with respect to the T2 Action.  Defendants have therefore determined to settle the T2 Action on the terms and conditions set forth in the Settlement Agreement solely to put the Released Claims (as defined herein) to rest finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

4. Release

Subject to Court approval, a judgment will be entered (the “Judgment”). Upon entry of the Judgment, the T2 Action will be dismissed in its entirety and with prejudice and the following releases will occur:

a. Release of Claims by Reading, T2 Plaintiffs, and Other Reading Stockholders:  Reading, and the T2 Plaintiffs, who have purported to bring derivative claims on behalf of Reading and all its stockholders, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released T2 Plaintiffs’  Claims against Defendants and any other Defendants’ Releasees.

i. “Released T2 Plaintiffs’ Claims” means all any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts, such as, but not limited to, federal securities claims or other claims based upon the purchase or sale of shares), that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the T2 Action or in any other court, tribunal, or proceeding by: T2 Plaintiffs derivatively on behalf of Reading, or on their own behalf; by Reading’s stockholders on behalf of Reading; or by Reading directly against any of the Individual Defendants’ Releasees, which claims, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that relate in any way to, or could arise in connection with, the alleged breaches of fiduciary duty, abuse of control, mismanagement, negligence, aiding and abetting, the making or not making of required securities law disclosures, and/or corporate waste, including but not limited to those alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the Amended T2 Complaint or the T2 Action, except for claims relating to the enforcement of the Settlement.  For the avoidance of doubt, the Released T2 Plaintiffs’ Claims include all of the claims asserted in the T2 Action, but do not include claims based on conduct of Defendants’ Releasees after the Effective Date.  The Parties acknowledge that this Release does not serve to require dismissal of the claims raised by James Cotter Jr. in his First Amended Complaint.

ii. “Defendants’ Releasees” means Reading, each of the Individual Defendants, any other current or former officer, director or employee of Reading or any of Reading’s affiliates, , and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources lenders, commercial bankers, attorneys, personal or legal representatives, accountants, associates and insurers, co-insurers and reinsurers,. The Parties acknowledge that this Release does not prevent Reading or the Individual Defendants from raising any counterclaims or defenses in the James Cotter Jr. Action.

b. Release of Claims by Defendants:  Reading on behalf of itself and the Individual Defendants on behalf of themselves and any other person or entity who could assert any of the Released Defendants’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against T2 Plaintiffs’ Releasees.

i. “Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants in the T2 Action, except for claims relating to the enforcement of the Settlement.  For the avoidance of doubt, the Released Defendants’ Claims do not include claims based on the conduct of the T2 Plaintiffs’ Releasees after the Effective Date.

ii. “T2 Plaintiffs’ Releasees” means T2 Plaintiffs and their respective  current or former agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, and associates.   T2 Plaintiffs’ Releasees do not include, and specifically exclude James Cotter, Jr.

c. “Unknown Claims” means any Released T2 Plaintiffs’ Claims that Reading or  T2 Plaintiffs, does not know or suspect to exist in his, her, or its favor at the time of the release of the Defendants’ Releasees, and any Released Defendants’ Claims that any of the Defendants or any of the other Defendants’ Releasees does not know or suspect to exist in his, her, or its favor at the time of the release of the T2 Plaintiffs’ Releasees, which, if known by him, her or it, might have affected his, her, or its decision(s) with respect to the Settlement.  With respect to any and all Released T2 Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that Reading, T2 Plaintiffs and each of the Individual Defendants shall expressly waive, and each of the other Defendants’ Releasees shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542.  Reading, T2 Plaintiffs and each of the Individual Defendants acknowledge, and each of the other Reading stockholders, excluding James Cotter, Jr., shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

d. Nothing contained in this Settlement Agreement is intended to, or does release any claims that Defendants may have against any of their insurers or that any insurers may have against any Defendant.
5. Submission of Documents to Court

As soon as practicable after this Settlement Agreement has been executed, the Parties shall apply jointly to the Court for entry of an Order substantially in the form attached hereto as Exhibit B (the “Preliminary Approval Order”): i) providing among other things, a request for preliminary approval of the Settlement as fair, reasonable, adequate and in the best interest of stockholders; ii) seeking approval of the Notice of Pendency and Settlement of Action; and iii) requesting a Settlement Hearing.

If the Court approves this Settlement, the Parties shall jointly request entry of the proposed Order and Final Judgment substantially in the form attached hereto as Exhibit C. The Order and Final Judgment shall, among other things: i) determine the requirements of the

Nevada Rules of Civil Procedure and due process have been satisfied in connection with the Notice detailed below; ii) approve the Settlement as fair, reasonable, adequate and in the best interest of stockholders; and iii) dismiss the T2 Action with prejudice on the merits as against any and all Defendants.

6. Notice Of Pendency and Settlement of Action

The Notice of Pendency and Settlement of Action, in substantially the form annexed hereto as Exhibit A, shall be mailed by Reading at least 45 calendar days prior to the Settlement Hearing to all stockholders of Reading as listed on the stock registry, to their respective last known address.  Furthermore, Reading shall use reasonable efforts to give notice to beneficial owners of Reading common stock by providing, at the expense of Reading additional copies of the Notice of Pendency and Settlement of Action to any record holder requesting the Notice who are entitled to notice.

7. Non Disparagement

The purpose of this Agreement is to resolve the T2 Action for the benefit of the Parties and Reading stockholders. Accordingly the T2 Plaintiffs covenant and agree that they will not engage in any conduct, make or disclose any statement, either orally or in writing, that would cast any Defendant or their affiliates in a false or negative light, and agree not to aid, assist or encourage others to do so, in any fashion or forum.  Similarly, Defendants covenant and agree that they will not engage in any conduct, make or disclose any statement, either orally or in writing that would cast the T2 Plaintiffs or their affiliates in a false or negative light, and agree not to aid, assist or encourage others to do so, in any fashion or forum.  If any third party makes any inquiry with respect to any of the claims or causes of action alleged against any Party, then the Party to whom such inquiry is made shall only respond that such matters were resolved in a satisfactory manner pursuant to a confidential settlement agreement.  Notwithstanding the above, T2 Plaintiffs acknowledge that no Defendant will have responsibility for the actions of any other Defendant or for the actions of James J. Cotter, Jr.

Notwithstanding the above, T2 Plaintiffs acknowledge that this Agreement does not prohibit the Individual Defendants from any disclosures required in their capacity as fiduciaries of Reading.  Further, nothing herein shall prevent any Party from testifying truthfully in a court of law and/or complying with a court order.

8. Joint Press Release

The Parties to this Settlement Agreement mutually agree to issue a press release in a form satisfactory to all Parties hereto indicating that the Parties have amicably resolved their disputes to the mutual satisfaction of all Parties. The press release shall not identify any substantive terms or conditions of this Agreement and shall be in a form substantial similar to Exhibit D.

9. General Provisions

This Settlement Agreement and compliance with this Settlement Agreement shall not be construed as an admission by any Party of any liability whatsoever, or as admission by any Party of any violation of the rights of the others, violation of any order, law, statute, duty or contract whatsoever.

The Parties hereto represent and acknowledge that in executing this Settlement Agreement they do not rely and have not relied upon any representation or statement made by any of the Parties or by any of the Parties' agents, attorneys or representatives with regard to the subject matter or effect of this Settlement Agreement or otherwise, other than those specifically stated in this written Settlement Agreement.  This Settlement Agreement expresses the entire agreement of the Parties hereto with respect to the subject matter hereof.  No recitals, covenants, agreements, representations, or warranties of any kind whatsoever have been made or have been relied upon by any Party hereto, except as specifically set forth in this Agreement.  All prior discussions and negotiations between the Parties have been or are merged and integrated into, and are superseded by, this Agreement.

10. Mutual Cooperation

The Parties hereby agree to use their best efforts and good faith in carrying out all of the terms of this Settlement Agreement. Each Party hereto shall perform such further acts and execute and deliver such further documents as may be reasonably necessary or convenient to carry out the purposes of this Settlement Agreement.

11. Interpretation of Agreement

None of the Parties shall be deemed to be the drafter of this Settlement Agreement.  In the event a court construes this Settlement Agreement, such court shall not construe this Settlement Agreement or any provision hereof against either Party as the drafter of the Settlement Agreement.  The headings used in this Agreement are for reference only and shall not affect the construction of the Agreement.

12. Choice of Law

This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflict of law principles.  The Parties agree that the Court shall have exclusive jurisdiction over any action to enforce this Settlement Agreement.

13. Counterparts

This Settlement Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument and fax copies shall be deemed originals.

14. Attorneys' Fees

Each Party shall bear its own costs and attorney fees incurred in connection with this Settlement Agreement.  However, if any Party to this Settlement Agreement brings suit against the another Party, the purpose of which is to enforce, challenge, or clarify the terms of this Settlement Agreement, the prevailing party in such action shall be entitled to reimbursement for its actual attorney fees and costs in so enforcing, challenging or clarifying this Settlement Agreement.

15. Notice in Connect with Settlement Agreement

All notices or demands of any kind that any Party is required to or desires to give in connection with this Settlement Agreement shall be in writing and shall be delivered by e-mail and by depositing the notice or demand in the United States mail, postage prepaid, and addressed to the Parties as follows:

T2 Plaintiffs:Robertson & Associates, LLP

c/o Alexander Robertson, IV

32121 Lindero Canyon Road, Suite 200

Westlake Village, California 91361

Reading International:Greenberg Traurig, LLP

c/o Mark E. Ferrario, Esq.

3773 Howard Hughes Pkwy., Suite 400N

Las Vegas, Nevada  89169

Email: mferrario@gtlaw.com

Ellen Cotter, Margaret

Cotter, Guy Adams,

Edward Kane, Douglas

McEachern, Judy

Codding and Michael

Wrotniak:Quinn Emanuel Urquhart & Sullivan, LLP

c/o Marshall M. Searcy III

865 S. Figueroa Street, 10th Floor

Los Angeles, California, 90017

William Gould:Bird, Marella, Boxer, Wolpert, Nessim,

Drooks, Lincenberg & Rhow, P.C.

c/o Ekwan E. Rhow

1875 Century Park East, 23rd Floor

Los Angeles, California, 90067

Craig Tompkins:Santoro Whitmire, LTD.

c/o  Nicholas J. Santoro

10100 W. Charleston Blvd. #250

Las Vegas, NV 89135

16. Miscellaneous

This Settlement Agreement shall be binding on and inure to the benefit of the Parties, their respective  current or former agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, and successors-in-interest.  No Party shall assign this Settlement Agreement or any of its rights and obligations hereunder, to any third party.  Notwithstanding the above, T2 Plaintiffs acknowledge that no Defendant will have responsibility for the actions of any other Defendant or for the actions of James J. Cotter, Jr.

All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Settlement Agreement.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the last day set forth below.